As filed with the Securities and Exchange Commission on August 14, 2007	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SXC HEALTH SOLUTIONS CORP.
(Exact name of Registrant as specified in its charter)

Canada	75-2578509

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
Amended and Restated Stock Option Plan
(Full title of the plan)
Thomas M. Rose
Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia 23462
(Name and address of agent for service)
(757) 687-7715
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum
Title of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered (1)	registered	price per share	price	registration fee
Common shares subject to outstanding options	471,500 shares	$23.40 (2)	$11,033,100	$338.72
Common shares not subject to outstanding options	528,500 shares	$21.24 (3)	$11,225,340	$344.62
Total	1,000,000 shares		$22,258,440	$683.34

(1)	Common shares, no par value, offered by the Registrant pursuant to the Amended and Restated Stock Option Plan.

(2)	Based on the average exercise price of options granted under the Amended and Restated Stock Option Plan outstanding as of the date of the filing of this registration statement.

(3)	The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on the Nasdaq Global Market on August 10, 2007, which was $21.24 per share.

REGISTRATION OF ADDITIONAL SECURITIES
     Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by SXC Health Solutions Corp. (the “Company”) to register additional securities under the Company’s Amended and Restated Stock Option Plan (the “Plan”) covered the Company’s Registration Statements on Form S-8 (No. 333-136402). The additional securities are to be issued pursuant to amendments to the Plan approved by the Company’s Board of Directors on March 3, 2007, and by the Company’s shareholders on May 16, 2007. Registration Statement No. 333-136402 is incorporated herein by reference.
Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Amended and Restated Stock Option Plan

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of KPMG LLP

23.2	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signatures page)

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lombard, Illinois, on August 1, 2007.

SXC HEALTH SOLUTIONS CORP. (Registrant)
By:	/s/ Jeffrey Park
Jeffrey Park
Senior Vice President, Finance and Chief Financial Officer

POWERS OF ATTORNEY
     Each person whose signature appears below constitutes and appoints each of Gordon S. Glenn and Jeffrey Park with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s Gordon S. Glenn Gordon S. Glenn	Chairman, Chief Executive Officer and a director (principal executive officer)	August 1, 2007

/s/ Jeffrey Park Jeffrey Park	Senior Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	August 1, 2007

/s/ Mark A. Thierer	President, Chief Operating Officer and a director	August 1, 2007
Mark A. Thierer

/s/ Terrence C. Burke	Director	August 1, 2007
Terrence C. Burke

/s/ William J. Davis	Director	August 1, 2007
William J. Davis

	Director	August , 2007
James A. Ryan

/s/ Philip Reddon	Director	August 1, 2007
Philip Reddon

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of SXC Health Solutions Corp. in the United States on August 1, 2007.

/s/ Gordon S. Glenn
Gordon S. Glenn
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Stock Option Plan

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of KPMG LLP

23.2	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signatures page)